Exhibit 10.9

GROUND LEASE

This GROUND LEASE ("Lease") is made and entered into as of the               of July  2022 by and between APPLIED MINERALS INC., a Delaware corporation, with a mailing address of 1200 Silver City Road, PO Box 432, Eureka, Utah 84628  ("Landlord"), and BMI MINERALS COMPANY, ("Tenant”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005.

AMI and BMC may be referred to herein collectively as the "Parties" or individually as a "Party."

RECITALS:

WHEREAS, Landlord owns the real property more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”); and

WHEREAS, Landlord and Tenant have reached agreement with respect to Landlord’s leasing and demising to Tenant, and Tenant’s taking and hiring from Landlord, the Property on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1. Lease of Premises; Title Matters; Modification of Property.

(a) Lease Grant. Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, rights of Property together with any and all appurtenances, rights, privileges and easements benefiting same (all the foregoing, collectively, the “Premises”). Such surface rights shall be deemed to be the dominant estate.

(b) Title Matters and Improvements. Tenant shall hold legal title to, and possession of all improvements constructed on the Property by or for the benefit of Tenant currently or subsequently installed, including the Mill.  The improvements are severed from the land and will be deemed to be personal property.

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Title to the improvements including the Mill, furniture, fixtures, equipment and all personalty (“MFF&E”), shall, upon the termination or expiration of this Lease, not vest in Landlord. Any MFF&E which is not removed from the Property within two years following the termination of this Lease shall be considered abandoned and Landlord may dispose of and/or store same as it deems expedient with the cost thereof borne by Tenant. Notwithstanding anything herein to the contrary, Tenant shall have the right from time to time to demolish, remove, alter and/or replace any improvements on the Premises in its sole and absolute discretion.

2. Term.

(a) Initial Term. The initial term (the “Initial Term”) of this Lease shall be fifty (50) years commencing on the date hereof (the “Commencement Date”) and ending at 11:59 p.m. on the day immediately preceding the fiftieth (50th) anniversary of the Commencement Date (the “Expiration Date”) unless sooner terminated in accordance with the terms hereof. The rent for the Initial Term is $5,000, payable in advance

(b) Renewal Term. Tenant shall have the right to extend the term of this Lease for nine (9) consecutive ten (10) year renewal periods (each, a “Renewal Term”), upon all of the terms and conditions set forth in this Lease. Tenant may do so only if no uncured Event of Default then exists hereunder, and by giving Landlord notice thereof (an “Extension Notice”) not less than one hundred eighty (180) days’ prior to the expiration of the Initial Term or the immediately previous Renewal Term, as the case may be. The Initial Term and each exercised Renewal Term are collectively referred to herein as the “Term”. Notwithstanding anything herein to the contrary, Tenant’s right to extend the Term of this Lease shall not terminate or be extinguished due to Tenant’s failure to give Landlord an Extension Notice as herein provided unless and until (i) Landlord shall have notified each Leasehold Mortgagee (as hereinafter defined), if any, of such failure; and (ii) no Leasehold Mortgagee shall exercise the renewal option on behalf of Tenant within thirty (30) days of such Leasehold Mortgagee’s receipt of the notice referred to in clause (i) above. Tenant hereby agrees to be legally bound by the exercise of any renewal option by any Leasehold Mortgagee. The rent for each Renewal Term is $5,000, payable in advance

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3. Permitted Use; Undertakings by Tenant; Landlord Covenants.

(a) Permitted Use. Landlord and Tenant acknowledge and agree that Tenant shall have the right to use the Premises or allow the Premises to be used for any lawful purpose.

(b) Undertakings by Tenant.  Tenant shall have the right (but shall not be obligated), at its sole cost and expense, from time to time, to demolish, remove, alter, replace and/or repair any improvements presently on the Property and construct and/or install and thereafter demolish, remove, alter, replace and/or repair any buildings, structures or other improvements thereon.

Landlord covenants and agrees to allow Tenant, at no out-of-pocket costs to Landlord, to (i) pursue the foregoing in Landlord’s name and/or to execute and deliver such instruments and/or documents (including, but not limited to, applications for land development and/or permits) which may be required to be executed by the record owner of the Property in order to facilitate the foregoing, provided that all documents executed in Landlord’s name are approved by Landlord in writing (such approval not to be unreasonably withheld, conditioned or delayed), and (ii) cooperate and/or participate with Tenant, to the extent reasonably required by Tenant, in the pursuit of all applications, permits, consents and approvals.

 4. Delivery of Premises. Landlord shall deliver sole and exclusive possession and control of the Premises to Tenant on the Commencement Date, free of all tenants, occupants and others with a right to or claiming possession.

5. Rent.

The annual rent during the Initial Term is $100 per year, which aggregates to $5,000 and has been paid in advance under the Mill Sale Agreement between the Parties.

6. Net Lease. Except as expressly set forth herein to the contrary, it is the intention of the parties that the Rent payable hereunder shall be net to Landlord. More specifically, it is intended that the provisions of this Lease shall require that, except as expressly set forth herein to the contrary, Tenant shall pay all costs and expenses attributable to the Premises during the Term as if Tenant owned the Premises during the Term, including without limitation, all Taxes (as hereinafter defined), insurance premiums, and maintenance and repair costs and expenses, attributable to the Premises and the Term of this Lease.

7. Taxes.

(a) Tenant’s Obligation to Pay Taxes. Except as expressly set forth herein to the contrary, Tenant shall pay or cause to be paid all taxes, assessments, general and special assessments, excises, levies, use and occupancy taxes, licenses and permit fees and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which, at any time during the Term, are imposed, levied or assessed against the Premises, or arise in respect of the operation, possession or use of the Premises, and in each case relate to the Term of this Lease (collectively, “Taxes”). To the extent not prohibited under applicable federal, state and local laws, statutes, ordinances, rules, regulations and orders (“Applicable Laws”). Applicable Law, Tenant shall have the right to pay any assessment in installments and only that portion of an assessment as relates to the Term shall be due and payable by Tenant. Taxes attributable to a fiscal or tax period which covers a period of time both within and outside the Term of this Lease shall be prorated as between Landlord and Tenant. Tenant will furnish to Landlord, promptly after demand therefor, proof of payment of all Taxes which are payable by Tenant.

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(b) Tax Apportionment. Landlord and Tenant shall use commercially reasonable efforts to cause all real property taxing and assessing authorities to assess and tax the Premises separately from any other real property and/or improvements or subsurface rights owned by Landlord as soon as possible. In the event the Premises are not assessed and taxed separately from any other real property and/or improvements or subsurface rights owned by Landlord, Landlord and Tenant shall apportion the real property taxes between them as follows: real property taxes attributable to the Property (or part thereof within the applicable tax parcel) shall be apportioned in relation to the square footage thereof during the applicable taxing period; real property taxes attributable to the improvements on the Property (or part thereof within the applicable tax parcel) shall be allocated in relation to the cost to construct such improvements; the subsurface rights shall be valued based on income or if there is no income, based on comparable properties; and, all such allocations shall be prorated in the event the lease period and applicable tax year do not coincide. Each party covenants and agrees to immediately forward copies of any notices relating to Taxes which such party receives and is or may reasonably be believed to relate to or be payable by the other party.

(c) Tenant Not Obligated to Pay Landlord’s Taxes. Nothing contained in this Lease shall obligate or be deemed to obligate Tenant to pay to or on behalf of Landlord, Landlord’s assignee, transferee or successor (i) any federal tax on income and items of tax preference or federal tax in lieu of an income tax, (ii) any state tax imposed on or measured by Landlord’s income, or any other state franchise or similar tax in lieu thereof, (iii) any county, municipal or local tax imposed on or measured by income, and/or (iv) any income or capital gains taxes payable by Landlord upon a sale or disposition by it of the Premises.

(d) Right to Contest. Tenant shall have the right, at its sole cost and expense and from time to time, to contest the amount and/or validity of any Tax by appropriate proceedings diligently conducted in good faith, provided that, Tenant shall either continue to pay all Taxes during the pendency of the foregoing proceedings, or provide Landlord with reasonably satisfactory security to ensure Tenant’s satisfying such obligations in the event of a negative outcome, and Landlord shall not be required to pay same during such contest. Upon the conclusion of such proceedings, Tenant shall pay the amount of such Tax as is finally determined in such proceedings, the payment of which shall have been deferred pursuant to this provision, together with all costs, fees, interest and penalties incurred in connection therewith. Upon the request of Tenant, Landlord shall permit Tenant to pursue the foregoing in Landlord’s name and/or execute and deliver to Tenant such instruments and/or documents which may be required to be executed by the record owner of the Property in order to facilitate the foregoing and to cooperate and/or participate with Tenant, to the extent reasonably required by Tenant, in the pursuit of tax relief, provided that all reasonable out-of-pocket costs incurred by Landlord in connection therewith are paid by Tenant and Landlord approves any and all documentation to be signed by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

(e) Tax Refunds; Tax Abatements. If there shall be any refunds or rebates on account of the Taxes paid by Tenant hereunder, such refunds and/or rebates shall belong solely to Tenant. Any refunds and/or rebates received by Landlord shall be deemed trust funds and as such shall be received by Landlord in trust and paid to Tenant forthwith. Landlord shall, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund and/or rebate, and shall pay over to Tenant such refund and/or rebate when and as received by Landlord. Landlord covenants and agrees to use commercially reasonable efforts, at no out-of-pocket cost to Landlord, to obtain and/or keep in force and effect any tax abatement available to the Premises and/or the use thereof.

(f) Realty Transfer Taxes. In the event that any federal, state or local realty transfer tax (or other tax or obligation in lieu thereof) shall be imposed as a result of the execution of this Lease, the exercise of any renewal option or the recording of a short form lease or memorandum in connection with any of the foregoing, then the parties shall each pay fifty (50%) percent of such tax or other amount at the time such tax or other amount is due and payable.

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8. Utilities. Tenant shall have the right to make full use of the Premises as contemplated herein, and in connection therewith, Tenant shall have the right to obtain and/or make use of all water, sewer, electric, gas, telecommunications and other utilities now or hereafter servicing the Premises (the “Utilities”). In furtherance thereof, Tenant shall have the right, from time to time, to grant, modify, relocate and/or terminate such easements and/or other rights as Tenant deems reasonably necessary to accommodate the design, installation, construction, connection, operation and repair of such Utilities, whether now existing or hereafter created. Landlord covenants and agrees to allow Tenant to pursue the foregoing in Landlord’s name and/or execute and deliver such instruments and/or documents in recordable form (including, but not limited to, easements and/or rights-of-way of record) which may be required to be executed by the record owner of the Property in order to facilitate the foregoing and to cooperate and/or participate with Tenant, to the extent reasonably required by Tenant, in the pursuit of such utility rights, provided that all reasonable out-of-pocket costs incurred by Landlord in connection therewith are paid by Tenant and Landlord approves any and all documentation to be signed by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). Landlord further covenants and agrees, with respect to real property owned or controlled by Landlord and/or any Affiliate of Landlord, to execute and deliver (or cause to be executed and delivered) such instruments and/or documents in recordable form (including, but not limited to, easements and/or rights-of-way of record) and burdening such real property which Tenant determines, acting in good faith and in a commercially reasonable manner, are necessary or expedient in order to facilitate the foregoing and to cooperate and/or participate with Tenant, to the extent reasonably required by Tenant, in the pursuit of such utility rights, provided that all reasonable out-of-pocket costs incurred by Landlord in connection therewith are paid by Tenant and Landlord approves any and all documentation to be signed by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

9.  Indemnification.

(a) Indemnification of Landlord. Tenant shall defend, with counsel reasonably satisfactory to Landlord, indemnify and save Landlord harmless from and against any and all claims, damages, losses, costs and expenses including, but not limited to, reasonable attorneys’ fees and court costs, suffered or incurred by Landlord that result from (i) the use, operation and/or management of the Premises or any improvements thereon, whether by Tenant or anyone claiming or holding through Tenant (including, but not limited to, any employees, contractors, subtenants, licensees, invitees or agents of Tenant), (ii) any breach or default on the part of Tenant (or anyone claiming or holding through Tenant) in the observance of, or performance of its obligations under, this Lease, (iii) any injury to or death of any person, or damage to or loss of property on or by reason of activity on the Premises, but in each case only to the extent relating to the Term of this Lease or to the extent caused by the negligence or wanton or willful misconduct of Tenant or anyone claiming or holding through Tenant (including, but not limited to, any employees, contractors, subtenants, licensees, invitees or agents of Tenant), and not having arisen by reason of or in connection with (y) the negligence or wanton or willful misconduct of Landlord or Landlord’s employees, agents or contractors, and/or (z) Landlord’s breach or default in the observance of, or performance of its obligations under, this Lease .Agreement.

(b) Indemnification of Tenant. Landlord shall defend, with counsel reasonably satisfactory to Tenant, indemnify and save Tenant harmless from and against any and all claims, damages, losses, costs and expenses including, but not limited to, reasonable attorneys’ fees and court costs, suffered or incurred by Tenant that result from (i) the use, operation and/or management of the Premises or any improvements thereon, whether by Landlord or anyone claiming or holding through Landlord (other than Tenant or anyone claiming or holding through Tenant or any employees, contractors, subtenants, licensees, invitees or agents of Tenant and such third parties) prior to the Commencement Date, (ii) any breach or default on the part of Landlord (or anyone claiming or holding through Landlord, other than Tenant or anyone claiming or holding through Tenant or any employees, contractors, subtenants, licensees, invitees or agents of any of the foregoing) in the observance of, or performance of its obligations under, this Lease, (iii) any injury to or death of any person, or damage to or loss of property on or by reason of activity on the Premises, but in each case only to the extent relating to the period prior to the Commencement Date or subsequent to the expiration or earlier termination of this Lease, and not having arisen by reason of or in connection with (y) the negligence or wanton or willful misconduct of Tenant or anyone claiming or holding through Tenant or any employees, contractors, subtenants, licensees, invitees or agents of any of the foregoing, and/or (z) Tenant’s breach or default in the observance of, or performance of its obligations under, this Lease.

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(c) Notice of Claim. Any party seeking indemnification hereunder shall give prompt notice to the other party of the basis therefore. The failure on the part of such party to give such notice shall not relieve the other party from its obligations hereunder, except to the extent that the failure to give such notice results in actual loss or damage to the indemnifying party.

(d) Survival. The obligations of the parties pursuant to this Section shall survive the expiration or termination of this Lease.

10. Condemnation.

(a) Notices. Each party shall immediately notify the other in the event such party receives notice of a Taking (as hereinafter defined).

(b) Tenant Right to Intervene. If the use, occupancy or title to the Property, or any part thereof, or any buildings or improvements thereon, is permanently taken, requisitioned, sold or impaired in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain (each, a “Taking”) during the Term, Tenant shall have the right, subject to the rights of Leasehold Mortgagees, to appear in any such proceeding or action, to negotiate, prosecute and adjust any claim for any award or compensation on account of its interests therein, and to collect any such award or compensation.

(c) Complete Taking. If a Taking occurs that (i) results in a taking of substantially all of the Property, or (ii) in Tenant’s determination, acting in good faith and in a commercially reasonable manner, renders the remaining Premises uneconomic or unviable for Tenant’s continued use (which determination may include, but shall not be limited to, that a Taking less than five (5) years before the end of the Term renders reconstruction of the Premises uneconomic and/or unviable) (each, a “Substantial Condemnation”), then, at Tenant’s option by notice to Landlord, this Lease (except as it relates to allocation of the condemnation award) shall terminate on the date when the condemning authority has acquired title to or taken possession of any portion of the Premises (the “Condemnation Effective Date”). In the event of such a termination, all Rent shall be apportioned as of the Condemnation Effective Date and any Condemnation award shall be allocated in accordance with the parties’ respective interests in the Premises.

(d) Temporary Condemnation. If a Taking of the temporary right to use or occupy all or a part of the Premises occurs (a “Temporary Condemnation”), and such Temporary Condemnation relates to a period longer than one hundred twenty (120) days, then Tenant may, by notice to Landlord within thirty (30) after the entry of the final order (or its equivalent) for such Temporary Condemnation, terminate this Lease effective as of the Condemnation Effective Date in which event all Rent shall be apportioned as of the Condemnation Effective Date and any Condemnation award shall be allocated in accordance with the parties’ respective interests in the Premises. If the Temporary Condemnation relates to a shorter period, or if Tenant does not terminate this Lease as aforesaid, then this Lease shall continue as to that portion of the Premises not so taken (and resume as to the entire Premises immediately following the cessation of such Taking), all Rent and all other obligations under this Lease shall continue without adjustment, and Tenant shall receive all condemnation awards, if any (to the extent for periods within the Term).

(e) Partial Taking. If any Taking occurs except a Substantial Condemnation resulting in a termination of this Lease, or a Temporary Condemnation, then this Lease shall continue, all Rent shall be equitably adjusted and, subject to the rights of Leasehold Mortgagees, all condemnation awards shall be paid to Tenant.

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(f) Survival. The obligations of the parties pursuant to this Section shall survive the expiration or termination of this Lease.

11. Casualty. Tenant shall have the right to terminate this Lease if there is a fire or other casualty.  Tenant shall have the right to terminate this Lease upon written notice to Landlord within ninety (90) days of such fire or other casualty, Tenant shall have no obligation to deliver to Landlord any insurance proceeds received by Tenant The obligations of the parties pursuant to this Section shall survive the expiration or termination of this Lease.

12. Permitted Contests. Notwithstanding anything herein to the contrary and so long as not prohibited by Applicable Law, Tenant shall not be required, nor shall Landlord have the right, to pay, discharge or remove any tax, assessment, levy, lien or encumbrance, or to comply with any Applicable Laws applicable to the Premises or the use thereof, as long as Tenant is diligently and in good faith  contesting the existence, amount or validity thereof by appropriate proceedings. Landlord covenants and agrees to allow Tenant to pursue the foregoing in Landlord’s name and/or execute and deliver such instruments and/or documents which may be required to be executed by the record owner of the Property in order to facilitate the foregoing and to cooperate and/or participate with Tenant, to the extent reasonably required by Tenant, in the pursuit of same, provided that all reasonable out-of-pocket costs incurred by Landlord in connection therewith are paid by Tenant and Landlord approves any and all documentation to be signed by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

13. Default Provisions.

(a) Events of Default by Tenant. The occurrence of the following shall constitute an “Event of Default” hereunder:

(i)             Tenant’s failure to comply with or perform any term or condition set forth in this Lease to be satisfied by Tenant and such failure shall continue for ninety (90) days after notice from Landlord to Tenant, or in the case of any default which cannot reasonably be cured within such ninety (90) day period, if Tenant fails to promptly commence to cure same or thereafter fails to prosecute the curing thereof with diligence to completion;

(b) Landlord’s Remedies. If an Event of Default shall have occurred and be continuing, Landlord shall have all rights and remedies available at law or in equity including, but not limited to the following:

(i) Landlord shall have the right to require payments of all rents collected by Tenant pursuant to any sublease or occupancy agreement, provided Landlord applies such amounts as are actually received by Landlord (after deduction for costs of collection) against the obligations of Tenant hereunder and pays the remaining balance, if any, to Tenant;

(ii)  Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in said notice. Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on the date set forth in said notice as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and this Lease shall expire and terminate. No act or proceeding done or undertaken by Landlord with respect to an Event of Default shall constitute a termination of this Lease by Landlord unless and until Landlord shall give to Tenant a notice of termination;

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(c) Events of Default by Landlord; Tenant Remedies. If Landlord shall fail to pay or perform any of Landlord’s obligations under this Lease, and such failure is not cured within forty-five (45) days following notice from Tenant to Landlord, or in the case of any default which cannot reasonably be cured within such forty-five (45) day period, if Landlord fails to promptly commence to cure same or thereafter fails to prosecute the curing thereof with diligence to completion, then such occurrence shall constitute a “Landlord Default” hereunder. If a Landlord Default shall have occurred and be continuing, Tenant shall have all rights and remedies available at law or in equity. If Landlord shall fail to pay or perform any of Landlord’s obligations under this Lease, and such failure is not cured within ninety (90) days following the aforesaid notice from Tenant to Landlord, or in the case of any default which cannot reasonably be cured within such ninety (90) day period, if Landlord fails to promptly commence to cure same or thereafter fails to prosecute the curing thereof with diligence to completion, then in addition to the rights and remedies available to Tenant in the event of a Landlord Default, Tenant shall have the right to give Landlord notice of Tenant’s intention to terminate this Lease on a date specified in said notice. Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on the date set forth in said notice as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and this Lease shall expire and terminate. Tenant, at its option but without being obligated to do so, and in addition to any other rights and remedies Tenant may have on account of such Landlord Default, shall immediately have the right to cure such Landlord Default, whereupon all costs and expenses reasonably incurred by Tenant in curing such Landlord Default, shall be paid by Landlord within thirty (30) days of a demand therefore and in the event of Landlord’s failure to do so, Tenant shall have the right to offset such amounts against amounts otherwise owing hereunder from Tenant to Landlord.

14. Assignment and Subletting. Tenant shall have the right, from time to time, to sublease such portions of the Premises and/or grant licenses and/or concessions as Tenant elects in its sole discretion, provided that such subleases, licenses and concessions are for uses permitted hereunder and are otherwise subject to all of the terms and conditions of this Lease. Tenant shall have the right to assign this Lease without the consent of Landlord. No such assignment shall modify or limit any right or power of Landlord hereunder or affect or reduce any obligation of Tenant. Any sublease or assignment shall require the subtenant or assignee, as applicable, to assume in writing all of Tenant’s obligations with respect to the Premises (or applicable part thereof) pursuant to this Lease from and after the date thereof (and in the case of a sublease, for the term thereof). Every sublease shall include a provision substantially as follows:

“If for any reason the right of possession and/or leasehold estate of the Sublessor as tenant under any underlying lease is terminated, then, at the option of landlord under such underlying lease, Sublessee shall attorn to landlord and shall recognize landlord as Sublessee’s landlord under this Sublease. Sublessee agrees to execute and deliver, from time to time, upon the request of Sublessor or of landlord under such underlying lease, instruments appropriate to evidence such attornment, and Sublessee hereby irrevocably appoints landlord under such underlying lease the Sublessee’s attorney-in-fact, coupled with an interest, to execute and deliver such instrument for and on behalf of Sublessee following Sublessee’s failure to do so. Sublessee waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Sublessee any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event such underlying lease is terminated or any proceeding is brought by landlord to enforce its rights under such underlying lease, and agrees that, at the election of such landlord, this Sublease shall not be affected in any way whatsoever by any such termination or proceeding.”

15. Additional Landlord Covenants.

(a) Cooperation. Landlord covenants and agrees to reasonably cooperate with Tenant from and after the execution and delivery of this Lease so as to permit Tenant the fullest opportunity possible to obtain and maintain any necessary governmental and quasi-governmental permits, licenses and approvals (including, but not limited to, land use waivers, variances and approvals, building permits and certificates of occupancy) as Tenant, acting in good faith and in a commercially reasonable manner, deems necessary or desirable in connection with the development, construction, operation, maintenance and repair of the Premises for the uses contemplated herein. Such cooperation shall include, but not be limited to, joining in one or more applications \and/or permitting Tenant to proceed with such applications in the name of Landlord, attendance at such hearings, proceedings, meetings and/or consultations held by governmental, quasi-governmental, neighborhood, civic group or other persons as tenant may reasonably require. All reasonable out-of-pocket expenses incurred by Landlord in connection with the foregoing shall be promptly reimbursed by Tenant.

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(b) Licensing. Landlord shall, at its sole cost and expense, comply, and cause all persons associated with Landlord to comply, with all Applicable Laws to the extent necessary to allow Tenant to lease the Property from Landlord. Landlord further covenants and agrees not to take any action (or fail to take any action) which might result in Tenant’s governmental and/or quasi-governmental permits, licenses and approvals to be revoked or suspended. Landlord’s obligations hereunder shall include, but not be limited to, its obtaining and maintaining throughout the Term, all required business and other permits, licenses and approvals relating to the operations and business conducted by Landlord (as opposed to the operations and business of Tenant or anyone claiming by or through Tenant) including the ownership of the Property.  Tenant shall have the right to obtain injunctive relief in the event of such a Landlord Default or a threatened Landlord Default.

16. Environmental.

(a) Tenant’s Environmental Covenants. Tenant covenants and agrees with Landlord that Tenant shall:

(i) not locate, store, generate, manufacture, process, distribute, use, treat, transport, handle, dispose of, emit, discharge or release any Hazardous Substance or Hazardous Waste (as such terms are hereinafter defined) on or from the Premises, and shall not knowingly permit others to do so, except in the ordinary course of business and in compliance with all Environmental Laws (as hereinafter defined);

(ii) comply with all orders, actions and demands of all governmental agencies and legal or administrative agencies having jurisdiction over the Premises to clean and remove any Hazardous Substance or Hazardous Waste from the Premises attributable to Tenant’s (or anyone claiming by or through Tenant) use and enjoyment of the Premises, and shall pay for such clean up, removal and associated costs, fines and penalties pertaining thereto; and

(iii) otherwise comply with all Environmental Laws as they apply to the Premises.

(b) Landlord’s Environmental Covenants. Landlord covenants and agrees with Tenant that  Landlord shall not locate, store, generate, manufacture, process, distribute, use, treat, transport, handle, dispose of, emit, discharge or release any Hazardous Substance or Hazardous Waste on or from the Premises, or any other property in the vicinity of the Premises which Landlord or any Affiliate of Landlord may own, lease or otherwise hold an interest in or exercise any control over and shall not knowingly permit others to do so, except in compliance with all Environmental Laws.

(c) Tenant’s Additional Environmental Indemnification of Landlord. Tenant hereby agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all costs, expenses (including, but not limited to reasonable attorneys’ fees and court costs), claims, liabilities, actions, demands, losses and damages which may be asserted against or incurred by Landlord (each, a “Claim”) with respect to the existence, introduction, discharge, release or spill of any Hazardous Substances or Hazardous Waste upon the Premises in violation of any Environmental Laws which shall occur from and after the date of this Lease, except to the extent such introduction, discharge, spill or release is attributable to (i) conditions existing prior to the date of this Lease (except if caused by Tenant or anyone holding through Tenant or any employees, contractors, subtenants, licensees, invitees or agents of any of the foregoing), and/or (ii) the acts or omissions of Landlord or Landlord’s Affiliates or the employees, contractors or agents of any of the foregoing.

(d) Landlord’s Additional Environmental Indemnification of Tenant. Landlord hereby agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant harmless from and against any and all costs, expenses (including, but not limited to, reasonable attorneys’ fees and court costs), claims, liabilities, actions, demands, losses and damages which may be asserted against or incurred by Tenant (each, a “Claim”) with respect to any failure by Landlord to comply with its obligations pursuant to paragraph (b) above.

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(e) Environmental Indemnification Procedures. An indemnified party hereunder shall promptly provide the indemnifying party with notice of a claim for indemnification hereunder, but the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnified party’s failure to give such notice. If any Claim referred to in this Section is brought against an indemnified party and it gives notice thereof to the indemnifying party, the indemnifying party shall be entitled to participate in the defense of same and, if (i) the indemnifying party acknowledges in writing to the indemnified party, without qualification or limitation, its obligation to indemnify the indemnified party pursuant to this Lease, and (ii) provides the indemnified party with satisfactory assurances that it has the financial ability to fully meet its obligations under this Section 16, the indemnifying party shall assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. If notice is given to an indemnifying party of a Claim and the indemnifying party does not, within ten (10) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Claim, the indemnifying party will be bound by any determination made with respect to such Claim or any compromise or settlement effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, or if an indemnified party reasonably believes that it may not receive the indemnification to which it may be entitled from the indemnifying party, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Claim, but the indemnifying party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). The parties shall cooperate reasonably in the defense of all third party claims which may give rise to claims for indemnification hereunder. In connection with the defense of any claim, each party shall make available to the party controlling the defense of such claim, all books, records and other materials within the control of such party and not protected by attorney-client privilege that are necessary or appropriate to such defense.

(f) Definitions. As used herein (i) the terms “Hazardous Substance” or “Hazardous Waste” mean any substance which (a) constitutes a hazardous waste, radioactive waste, or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted, (b) constitutes a “hazardous substance” under CERCLA or the regulations promulgated thereunder, (c) constitutes a “hazardous waste” under RCRA or the regulations promulgated thereunder, (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive, (f) constitutes any of those extremely hazardous substances listed under §302 of SARA which are present in threshold planning or reportable quantities as defined under SARA, (g) constitutes toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under §§6 and 8 of OSHA and 29 C.F.R. Part 1910 subpart 2, (h) consists, in whole or in part, of asbestos, urea formaldehyde or polychlorinated biphenyls, or (i) constitutes low-level radioactive waste under the Atomic Energy Act of 1954; and (ii) the term “Environmental Laws” means the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., as amended by the Water Quality Act of 1987, Pub. L. No. 100-4 (Feb. 4, 1987), the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§136 et seq., the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., the Surface Mining Control and Reclamation Act, §§1201 et seq., 30 U.S.C. §§1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 (“SARA”), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., the Occupational Safety and Health Act as amended (“OSHA”), 29 U.S.C. §655 and §657, the Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801 &c), the Atomic Energy Act of 1954, 42 U.S.C. Sect. 2011 - Sect. 2259, and any other applicable provisions of law of the state in which the Property is located, together with all other federal, state, local or foreign statutory or common laws, regulations or orders now existing or hereafter adopted with respect to Hazardous Substances or Hazardous Waste or relating to pollution or protection of the environment including, but not limited to, all common laws of nuisance or trespass, and all laws and regulations relating to emissions, discharges, releases or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, radiological, industrial, toxic or hazardous substances or wastes. Any reference in this Agreement to any legislative act or regulation shall be deemed to include all amendments, modifications and supplements thereto and all substitutions therefor, and all regulations thereunder. The term “Environmental Laws” also includes all regulations, codes, plans, orders, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated or approved under or pursuant to any of the aforesaid Environmental Laws by any court, agency, bureau or other governmental body or authority with relevant jurisdiction.

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(g) Survival. This Section shall survive the expiration or termination of this Lease.

17. Tenant’s Nondisturbance and Attornment; Subordination of Fee Mortgages. In the event that Landlord mortgages or otherwise encumbers the Property at any time (including, but not limited to, prior to the Commencement Date), Landlord shall (i) deliver to Tenant a non-disturbance agreement (a “Non-Disturbance Agreement”) in form and substance reasonably satisfactory to Tenant, duly executed by the holder of any such mortgage or encumbrance (each, a “Fee Mortgagee”), and (ii) include within any instrument granting such mortgage or other encumbrance a provision, reasonably satisfactory to Tenant, requiring the applicable Fee Mortgagee to attorn to this Lease and any substitute Lease pursuant to the provisions hereof or the provisions of any Recognition Agreement (as hereinafter defined) and the rights of Tenant hereunder or thereunder, and agrees to be bound by the terms of this Lease and the Recognition Agreement, in the event that such Fee Mortgagee shall succeed to the interests of Landlord.

18. Leasehold Mortgages. Landlord covenants and agrees to cooperate with Tenant and each lender providing financing to Tenant (each, a “Leasehold Mortgagee”), from time to time, at no out-of-pocket cost to Landlord, to the extent such financing is, or is intended to be, secured by a mortgage encumbering the leasehold estate of Tenant hereunder or any part thereof. Landlord covenants and agrees to provide each Leasehold Mortgagee of which Landlord has notice with a reasonable means to protect and preserve its lien and security interest in the Premises upon the occurrence of an Event of Default by Tenant hereunder. Landlord, Tenant and each Leasehold Mortgagee shall execute, acknowledge and deliver to one another one or more agreements, in form and substance reasonably acceptable to such Leasehold Mortgagee(s) to facilitate the closing of such leasehold mortgage financing transaction(s) (each, a “Recognition Agreement”); provided, however, that Landlord will not have any obligation to enter into any agreement that will affect the Term or the Rent due hereunder, or substantially increase the obligations or materially adversely affect any rights of Landlord hereunder, except as expressly set forth herein nor  shall Landlord be obligated to subordinate its fee estate to any Leasehold Mortgagee, execute any document creating personal liability on the part of Landlord or otherwise subject Landlord or its interests in the Property to liability on account of such leasehold financing beyond that expressly granted to Tenant pursuant to this Lease. Each such agreement shall provide, inter alia, that each Leasehold Mortgagee shall have the following rights: (i) copies of all notices to Tenant under this Lease shall be provided contemporaneously to the Leasehold Mortgagee, provided that Landlord has been provided with written notice of the address to which such notices should be sent, (ii) Landlord’s failure to so provide each Leasehold Mortgagee with copies of notices to Tenant shall render the subject of such notice non-binding on such Leasehold Mortgagee, (iii) in the event of a default by Tenant hereunder, such Leasehold Mortgagee shall have the same concurrent notice and grace periods as are required to be given to Tenant to cure the same hereunder or after Landlord has provided such Leasehold Mortgagee with such notice, whichever is later, plus, in each instance, an additional ninety (90) days after the expiration of same; or where Leasehold Mortgagee’s ability to cure such Event of Default is contingent upon such Leasehold Mortgagee (or its designee) taking possession of the Premises and such Leasehold Mortgagee has commenced to take such action(s) as may be required to so take possession within such additional ninety (90) day period, such additional period of time as is reasonably required to complete such action(s), take possession of the Premises and cure such Event of Default (except in the case of a monetary default hereunder, in which event such Leasehold Mortgagee shall not have any additional cure period beyond the ninety (90) day period described above), (iv) Leasehold Mortgagee, without prejudicing any of its rights or remedies, shall have the right to cure any default or Event of Default of Tenant within the notice and cure periods set forth herein and/or the Recognition Agreement and Landlord shall be required to accept such performance and/or payment (and such Leasehold Mortgagee is and shall be authorized to enter upon the Premises for such purposes), (v) if the Lease shall be terminated due to a failure to cure an Event of Default, such Leasehold Mortgagee shall have the right to require that Landlord enter into a new and separate lease with such Leasehold Mortgagee or its designee on the same terms and conditions as this Lease, provided that such Leasehold Mortgagee (or its designee) thereafter cures all Events of Defaults within ninety (90) of written notice from Landlord, (vi) in the event of a default by Tenant under a leasehold mortgage, the applicable Leasehold Mortgagee shall be entitled to enforce all of its rights and remedies as provided for therein (provided that no Leasehold Mortgagee shall have rights in addition to those of Tenant hereunder other than as expressly set forth in this Section), (vii) this Lease may be assigned, without the consent of Landlord, but otherwise subject to the terms and conditions of this Lease, and (viii) no surrender, other than upon the Expiration Date, shall be effective as against such Leasehold Mortgagee unless expressly consented to in writing by such Leasehold Mortgagee.

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 19.MFF&E Liens. Tenant and any subtenant of Tenant shall have the right, from time to time, to enter into and grant one or more liens (each, an “MFF&E Lien”) with respect to its acquisition of MFF&E (the “Financed MFF&E”). Provided no Event of Default then exists and such MFF&E Lien otherwise complies with the provisions of this Section, then upon a request therefor Landlord shall enter into an agreement regarding the Financed MFF&E in form and substance reasonably acceptable to the holder of such MFF&E Lien, Tenant and Landlord, providing for, inter alia (i) Landlord’s subordination of any right, title or interest in the Financed MFF&E including, but not limited to, the right to take possession of such Financed MFF&E upon an Event of Default, and (ii) the agreement of Landlord to enable the holder of such MFF&E Lien to repossess such Financed MFF&E if such holder exercises remedies under its MFF&E Lien; provided, however, that the foregoing agreement shall not in any way interfere with Landlord’s rights in and under this Lease to obtain possession of the Premises. If Tenant or any subtenant enters into and/or grants an MFF&E Lien with any party other than a Leasehold Mortgagee providing leasehold mortgage financing pursuant to Section 18 above, then Tenant or such subtenant, as applicable, shall (i) not file (or cause or permit to be filed) such MFF&E Lien as a lien against the Premises or any part thereof (other than against the Financed MFF&E itself), and (ii) cause to be inserted in the documents for such MFF&E Lien the following provision:

“Notwithstanding anything herein to the contrary, this [chattel mortgage, conditional sales agreement, title retention agreement, security or other agreement] shall not create, be deemed to create, or be filed as, a lien against the fee interest of the owner of the Property.”

20. Representations and Warranties.

(a) Landlord represents and warrants to Tenant that the following facts and conditions exist and are true as of the Commencement Date:

(i) Landlord is a corporation duly organized and validly existing under the laws of the state of Delaware and is legally authorized to transact business in the state of Utah;

(ii) Landlord’s execution and delivery of this Lease and Landlord’s performance and satisfaction in full of its obligations hereunder have been duly authorized by all requisite action on the part of Landlord, including the consent of all necessary third parties, including its officers, directors, and/or shareholders. This Lease constitutes a legal, valid and binding obligation of Landlord, enforceable against it in accordance with its terms;

(iii) No litigation or proceeding in any court or before any other governmental or quasi-governmental authority or other person or entity is currently pending or  threatened (i) with respect to the Premises or any part thereof, or (ii) which seeks to enjoin Landlord from entering into this Lease or any of the other transactions contemplated herein including, but not limited to, any condemnation proceedings or other exercise of eminent domain;

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(iv) Neither the execution and delivery by Landlord of this Lease, the consummation of the transactions contemplated herein, nor compliance with the provisions hereof, violates, breaches, contravenes or conflicts with, or will violate, breach, contravene or conflict with, any provision of the certificate of incorporation or bylaws of Landlord or any provisions of any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment or other agreement to which Landlord is a party or by which it or its assets (including, but not limited to, the Property) may be bound or affected; and

(v) Landlord has good and marketable fee simple title to the Property.

(b) Tenant represents and warrants to Landlord that the following facts and conditions exist and are true as of the Commencement Date:

(i) Tenant is a corporation duly organized and validly existing under the laws of the State of Missouri;

(ii) Tenant’s execution and delivery of this Lease and Tenant’s performance and satisfaction in full of its obligations hereunder have been duly authorized by all requisite action on the part of Tenant, including the consent of all necessary third parties, including its officers, directors and shareholders. This Lease constitutes a legal, valid and binding obligation of Tenant, enforceable against it in accordance with its terms;

(iii) Neither the execution and delivery by Tenant of this Lease, the consummation of the transactions contemplated herein, nor compliance with the provisions hereof, violates, breaches, contravenes or conflicts with, or will violate, breach, contravene or conflict with any provision of the certificate of incorporation or bylaws of Tenant or any provisions of any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment or other agreement to which Tenant is a party or by which it or its assets may be bound or affected; and

(iv) No litigation or proceeding in any court or before any other governmental or quasi-governmental authority or other person or entity is currently pending or, to the best knowledge of Tenant, threatened, with respect to Tenant or any of Tenant’s property, or which seeks to enjoin Tenant from entering into this Lease or any of the other transactions contemplated herein.

21. Notices. All notices required or permitted to be given pursuant to this Lease (each, a “notice”) shall be in writing and shall be sent by hand delivery, mailed by prepaid registered or certified mail, return receipt requested, or sent by nationally recognized courier service guaranteeing overnight delivery, postage prepaid, in each case addressed as follows:

 If to AMI, to:

APPLIED MINERALS, INC.

1200 Silver City Road

PO Box 432

Eureka, UT 84628

Attn: Christopher Carney

or to such other address as AMI may designate to BMC, in writing.

If to BMC, to:

BMI MINERALS COMPANY.

16640 Chesterfield Grove Road, Suite 170

Chesterfield, MO 63005

Attn: Richard Fox

or to such other address as BMC may designate to AMI, in writing.

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Notices shall be effective (i) upon receipt (or refusal thereof) in the case of personal delivery, (ii) three (3) business days after being deposited, postage prepaid, in the United States mail in the case of mail, and (iii) the next business day if sent via courier service of nationally recognized standing (e.g., Federal Express). Either party may from time to time specify, by giving written notice to the other party in accordance with the terms hereof (a) any other address as its address for purposes of this Lease, and/or (b) any other person or entity that is to receive copies of notices hereunder.

22. Estoppel Certificates. Each of the parties shall, from time to time, upon ten (10) days’ written request from the other, execute, acknowledge and deliver to the requesting party a certificate duly signed by an authorized officer stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which Rent has been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Any such certificate may be relied upon by any actual or prospective mortgagee, assignee, sublessee or purchaser of the Premises.

23. No Merger. There shall be no merger of this Lease or of the estate hereby created with any other estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the estate hereby created or any interest herein or in such estate as well as any other estate in the Premises or any interest in such other estate.

24. Surrender; Holdover. Upon the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord.

25. Severability; Binding Effect; Amendments to be in Writing. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Landlord and, to the extent permitted hereunder, Tenant, in each case to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Landlord and Tenant.

26. Governing Law. This Lease shall be governed by and interpreted in accordance with the laws of the state of Utah without regard to its conflict of laws principles.

27. Headings. The headings set forth herein have been inserted for convenient reference only and shall not to any extent have the effect of modifying or amending the express terms and provisions of this Lease.

28. Limitation of Liability. Notwithstanding anything herein to the contrary, the liability of Tenant under this Lease for damages or otherwise, shall be enforceable against, and shall not extend beyond, Tenant or any assets of Tenant including, but not limited to, its interest in the Premises (including the proceeds thereof and all rents and profits therefrom).

29. Force Majeure. Except as it relates to any monetary or payment obligations under this Lease, in the event that either party shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of strike, lock-out, labor trouble, inability to procure material, failure of power, restrictive governmental laws or regulations, riot, insurrection, the act, failure to act or default of the other party, war or other reason beyond such party’s control (other than financial condition of such party which, in all events shall be deemed within such party’s control), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

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30. Default Rate. Any amount due but unpaid hereunder shall bear interest until paid at an annual rate of 5%.

31. Memorandum of Lease. The parties shall execute and deliver a short form or memorandum of lease in the form attached hereto as Exhibit B and made a part hereof contemporaneously with the execution of this Lease, which instrument shall be placed of record by Tenant in the Recorder of Deeds for Juab County. Upon the Expiration Date or earlier termination of this Lease, the parties shall immediately execute a termination of said instrument which shall be placed of record by Landlord.

32. Relationship of the Parties. The parties do not intend to create any partnership, joint venture or other relationship as amongst themselves and neither this Lease nor the performance by the parties of their respective obligations shall establish or be deemed to establish any relationship between the parties other than as landlord and tenant. Except as expressly set forth herein to the contrary, nothing contained herein shall be construed as appointing or authorizing either party or any of their agents, employees or representatives to represent or bind the other party in any manner.

33. Quiet Enjoyment. At all times during the Term, the rights and privileges of Tenant hereunder to the possession and quiet enjoyment of the Premises shall not be disturbed by Landlord or any person acting by, though or on behalf of Landlord.

34.  No Third Party Beneficiaries. Except as expressly set forth in this Lease to the contrary, no other person shall be deemed a third party beneficiary under this Lease.

35. Counterparts. This Lease may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

36. Construction. Each of the parties was involved in the negotiation, review and execution of this Agreement. In the event of any dispute or controversy regarding this Agreement, the parties shall be considered joint authors of this Agreement and no provision of this Agreement shall be interpreted against a party due to authorship.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date and year first above written.

APPLIED MINERALS INC.	BMI Minerals Company

By:	By:

Name:	Name:

Title:	Title:

List of Exhibits

A – Legal Description of Property
B –Form of Memorandum of Lease

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Exhibit B

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

William Gleeson

4710 Bethesda Ave.

Suite 1405

Bethesda, MD 20814

(Space Above For Recorder's Use)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into as of the day of July -_, 2022 (the "Effective Date"), by and between APPLIED MINERALS INC., a Delaware corporation, with a mailing address of ("AMI"), and with a mailing address of 1200 Silver City Road, PO Box 432, Eureka, Utah 84628 ("AMI"), and BRADY MCCASLAND, INC., ("BMI”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005. AMI and BMI may be collectively referred to herein as the "Parties" or individually as a "Party,"

RECITALS

A. WHEREAS, AMI is the 100% interest owner in certain patented and unpatented mining claims located in the Juab County, State of Utah, as more particularly described on attached Exhibit A (the "Mining Claims"); and

B. WHEREAS, AMI and BMI entered into that certain Ground Lease Agreement, of even date herewith (the "Lease Agreement").

c. WHEREAS, by this Memorandum, AMI and BMI desire to provide public notice of the Lease Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Public Notice. All members of the general public are hereby placed on notice of inquiry as to the specific provisions of the Lease Agreement, all of which are incorporated herein by reference with the same force and effect as if herein set forth in full. This Memorandum shall be recorded in the real estate records of Juab County, Utah, in lieu of recording the entire Exploration Agreement.

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2.        Lease Agreement. As set forth more fully in the Lease Agreement, AMI has granted to BMI, and its successors and assigns, the right to lease the surface rights to the property in Exhibit A upon and subject to the terms, conditions, covenants and provisions hereof, rights of property together with any and all appurtenances, rights, privileges and easements benefiting same (all the foregoing, collectively, the “Premises”). BMI shall hold legal title to, and possession of all improvements constructed on the Property by or for the benefit of Tenant currently or subsequently installed, including the Mill.  The improvements are severed from the land and will be deemed to be personal property. The term of the Lease Agreement is 50 years, commencing on the Effective Date with nine 10-year extensions at BMI’s election. The 50 year period begins on July ___, 2022 and ending the day before the fiftieth anniversary of such date.

3.       Conflicts. In the event of any conflict between the terms of this Memorandum and the terms of the Exploration Agreement, the terms of the Exploration Agreement shall control.

4.       Captions and Capitalized Terms. Caption headings are inserted herein only as a matter of convenience of reference, and in no way serve to define, limit, or describe the scope of intent of, or in any way affect, this Memorandum. Capitalized terms not defined in this Memorandum shall have the meanings ascribed to them in the Memorandum.

IN WITNESS WHEREOF, the Parties hereto have executed this Memorandum ofExp10ration Agreement with Option to Purchase as of the date set forth above.

AMI:

APPLIED MINERALS INC., a
Delaware corporation

Name:

Title:

Dated this ____day of July 2022.

BMI:

BRADY MCCSLAND, INC.

Delaware corporation

Name:

Title:

Dated this ____day of July 2022

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EXHIBIT A MINING CLAIMS

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